Investor Update

Investor Update: October 23, 2018

This update provides JetBlue’s investor guidance for the fourth quarter and full year ending December 31, 2018.

Recent Announcements

JetBlue has recently announced new service between the following city pairs:

City Pair	Frequency	Start Date
Boston (BOS) - Rochester (ROC)	1x daily	January 8, 2019
Fort Lauderdale (FLL) - Guayaquil, Ecuador (GYE)*	1x daily	February 28, 2019*
Fort Lauderdale (FLL) - Sint Maarten (SXM)	1x daily	February 14, 2019
Fort Lauderdale (FLL) - Phoenix (PHX)	1x daily	February 14, 2019
Providence, Rhode Island (PVD) - West Palm Beach (PBI)	1x daily	February 14, 2019
Boston (BOS) - Palm Springs (PSP)	2x weekly (seasonal)	February 14, 2019
*Subject to Government approval

JetBlue has recently announced exiting service between the following city pairs:

City Pair	Frequency	Start Date
New York (JFK) - Portland, Maine (PWM)	3x daily (seasonal only)	January 8, 2019
Boston (BOS) - Washington Dulles (IAD)	3x daily	January 8, 2019
New York (JFK) - Washington Dulles (IAD)	3x daily	January 8, 2019
New York (JFK) - Daytona Beach (DAB)	1x daily	January 8, 2019
Fort Lauderdale (FLL) - Long Beach (LGB)	1x daily	January 8, 2019
Baltimore-Washington (BWI) - Fort Lauderdale (FLL)	2x daily	January 9, 2019
Detroit (DTW) - Fort Lauderdale(FLL)	1x daily	January 9, 2019
Pittsburgh (PIT) - Fort Lauderdale (FLL)	1x daily	January 9, 2019
Baltimore-Washington (BWI) - Orlando (MCO)	1x daily	January 8, 2019
San Juan (SJU) - Santiago, Dominican Republic (STI)	1x daily	January 8, 2019
San Juan (SJU) - Saint Croix (STX)	1x daily	January 8, 2019

Capacity

Fourth quarter 2018 available seat miles (ASMs) are estimated to increase 7.5% to 9.5% year-over-year.  Full year 2018 ASMs are estimated to increase 6.5% to 7.0% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Fourth Quarter 2018				Full Year 2018
A320	A321 All-Core	A321 Mint	E190	A320	A321 All-Core	A321 Mint	E190
53%	16%	20%	11%	55%	14%	20%	11%

Average stage length is projected to increase year-over-year by approximately 3.0% for the fourth quarter 2018 and increase by approximately 2.2% for the full year 2018.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Operational Outlook

	Fourth Quarter	Full Year
	2018	2018
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense Excluding Fuel (CASM Ex-Fuel)(1)	(3.5) - (1.5)%	0.75 - 1.75%
Operating Expenses Related to other Non-Airline Businesses(2) (in millions)	$8 - $13	$37 - $47

1 CASM Ex-Fuel excludes fuel and related taxes, special items and operating expenses related to other non-airline businesses. With respect to JetBlue’s CASM Ex-Fuel and guidance, JetBlue is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. Beginning with the first quarter of 2018, Operating Expenses Related to other Non-Airline businesses include JetBlue Travel Products and equivalent prior period costs. Full year 2018 CASM Ex-Fuel excludes the non-cash impairment charge related to the Embraer E190 Fleet review, as well as other E190 exit costs and certain costs associated with the ALPA contract. We believe these special items distort our overall trends.
2 Operating Expenses Related to other Non-Airline businesses will be excluded from prior periods. As a result, this change has minimal impact on the projected growth rate.

	Fourth Quarter		Full Year
	2018		2018
Fuel Expense
Estimated Consumption (gallons)	211 million		847 million
Estimated Fuel Price per Gallon, Net of Hedges [1]	$2.48	[2]

¹Includes fuel taxes.
²JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of October 15, 2018, the forward Brent crude per barrel price was $81 and the crack spread averaged $17 per barrel for the fourth quarter of 2018.

Fuel Hedges

As of October 15, 2018 JetBlue’s advanced fuel derivative contracts are as follows:

	Gallons	Estimated Percentage of Consumption	Price

4Q18	16 million	7.7%	● 7.7% in USGC Jet bull call spreads at an average strike price of $2.25/gal x $2.45/gal
1Q19	16 million	7.6%	● 7.6% in USGC Jet calls at an average strike price of $2.25/gal
2Q19	16 million	7.4%	● 7.4% in USGC Jet calls at an average strike price of $2.25/gal

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($20) and ($25) million in the fourth quarter 2018 and between ($65) and ($75) million for the full year 2018.

Tax Rate
JetBlue expects an effective tax rate of approximately 26% for the fourth quarter. However, the actual tax could differ due to a number of factors.

Capital Expenditures
(In millions)

Fourth Quarter 2018			Full Year 2018
Aircraft	Non-aircraft	Total	Aircraft	Non-aircraft	Total
$290 - $470	$40 - $60	$330 - $530	$895 - $1,075	$105 - $125	$1,000 - $1,200

Aircraft Delivery Schedule

As of September 30, 2018 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 25 Airbus A321 All-Core aircraft, 34 Airbus A321 Mint aircraft, and 60 EMBRAER 190 aircraft, for a total of 249 aircraft.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

4Q18	—	—	—	4	—	—	—	—	—
Total at Year End 2018	130	48	12	63	18	1	60	29	30

Airbus Order Book
As of October 23, 2018 JetBlue's Airbus order book:

Year	Airbus A220**	Airbus A321ceo & neo	Total
2018	—	3*	3*
2019	—	13	13
2020	5	15	20
2021	4	16	20
2022	8	15	23
2023	19	14	33
2024	22	12	34
2025	2	—	2
Total	60	88	148
*3 remaining A321ceo deliveries in 2018 (1 delivered after September 30, 2018)
**Expected delivery schedule subject to finalization

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Fourth Quarter	Full Year
	2018	2018
Basic Share Count	306.0 million	312.9 million

Diluted Share Count	307.8 million	314.5 million

These share count estimates do not include any additional share repurchases that may occur throughout 2018 under JetBlue's share buyback program.  The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this Investor Update, those described in Item 1A of our 2017 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com